                                                                  Exhibit (g)(2)

                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 4
                                       TO
                     AMENDED AND RESTATED CUSTODY AGREEMENT

     WHEREAS, Excelsior Funds Trust (the "Company") and The Chase Manhattan Bank desire to amend the Amended and Restated Custody Agreement dated as of June 27, 2001 (the "Agreement") by and between them to include the Enhanced Tax Advantaged International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

     WHEREAS, the Amended and Restated Custody Agreement, as expressly amended hereby, shall continue in full force and effect.

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     Exhibit A to the Agreement is hereby amended and restated as follows:

               EXHIBIT A TO AMENDED AND RESTATED CUSTODY AGREEMENT

   Portfolios covered by the Amended and Restated Custody Agreement effective as of ______, 2003, between The Chase Manhattan Bank and Excelsior Funds Trust

                   Equity Fund
                   Mid Cap Value Fund
                   Optimum Growth Fund
                   Income Fund
                   Total Return Bond Fund
                   High Yield Fund
                   International Equity Fund
                   Enhanced Tax Advantaged International Fund
                   Equity Income Fund

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of __________, 2003.

                                                     THE CHASE MANHATTAN BANK

                                                     Name:  ____________________

                                                     Title: ____________________


                                                     EXCELSIOR FUNDS TRUST

                                                     Name:  ____________________

                                                     Title: ____________________

Dated: __________, 2003